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                                                                    EXHIBIT j(1)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the use of our report dated September 10, 2002, on the financial statements and financial highlights of AIM Real Estate Fund as of and for the year ended July 31, 2002 in the Post-Effective Amendment Number 23 to the Registration Statement (Form N-1A No. 33-39519).

                                                     ERNST & YOUNG LLP


Houston, Texas
August 26, 2003